Exhibit 10.2

AMENDMENT NO. 1

This AMENDMENT NO. 1, dated as of November 21, 2025 (this “Amendment”), is entered into by and among YELLOWSTONE BORROWER, LLC, a Delaware limited liability company (the “Borrower”), WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association (in its individual capacity, “Wells Fargo”), as the Administrative Agent (in such capacity, the “Administrative Agent”), the Issuing Bank and as the Swingline Lender, and the 2025-1 Incremental Revolving Lender (as defined below) party hereto, in connection with that certain Credit Agreement, dated as of November 14, 2025, by and among the Borrower, Holdings, the Lenders and Issuing Banks from time to time party thereto and Wells Fargo Bank, National Association, as Administrative Agent, Collateral Agent and Swingline Lender (as amended, restated, amended and restated, supplemented or modified from time to time prior to the date hereof, the “Credit Agreement”, and the Credit Agreement as amended by the Amendment, the “Amended Credit Agreement”). Capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed to them in the Amended Credit Agreement.

WHEREAS, the Borrower desires to obtain Incremental Revolving Commitments pursuant to Section 2.20 of the Credit Agreement in an aggregate principal amount of $10,000,000 denominated in dollars (the “2025-1 Incremental Revolving Commitments,” the loans funded thereunder, the “2025-1 Incremental Revolving Loans” and the facility, the “Incremental Revolving Facility”), which shall be in the form of an increase to the existing Revolving Credit Commitments;

WHEREAS, the proceeds of the borrowings under the Incremental Revolving Facility will be applied for working capital and general corporate purposes (including the financing of Permitted Acquisitions and other permitted Investments) and for any other purposes not prohibited by the Loan Documents;

WHEREAS, Texas Capital Bank (the “2025-1 Incremental Revolving Lender”) has agreed to provide Incremental Revolving Commitments as an Additional Lender in the form of the 2025-1 Incremental Revolving Commitments available to the Borrower from and after the Amendment No. 1 Effective Date in the principal amount set forth opposite its name on Schedule I hereto;

WHEREAS, the Borrower desires to amend the Credit Agreement on the date hereof to establish the 2025-1 Incremental Revolving Commitments utilizing the capacity under the Fixed Incremental Amount pursuant to clause (a)(i) of the definition of “Maximum Incremental Amount” and to effect the provisions of Section 2.20 of the Credit Agreement, in each case on the terms and subject to the conditions set forth in Section 3 hereof;

WHEREAS, Wells Fargo Securities, LLC is the lead arranger and bookrunner for the 2025-1 Incremental Revolving Commitments (the “2025-1 Incremental Arranger”);

WHEREAS, the Borrower, the 2025-1 Incremental Revolving Lender, the Administrative Agent, the Issuing Bank and the Swingline Lender are entering into this Amendment in order to evidence such 2025-1 Incremental Revolving Commitments, which are being established pursuant to Section 2.20 of the Credit Agreement; and

WHEREAS, this Amendment constitutes the Incremental Loan Request that is required pursuant to Section 2.20(a) of the Credit Agreement.

NOW, THEREFORE, in consideration of the premises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

Section 1. Amendment. Effective as of the Amendment No. 1 Effective Date (as defined below), the Credit Agreement is hereby amended as follows:

(a) The definition of “Revolving Commitment” in the Credit Agreement is hereby amended by replacing the current definition of “Revolving Commitment” with the following:

“Revolving Commitment” means, with respect to each Lender, the commitment, if any, of such Lender to make Revolving Loans hereunder, the initial amount of which commitment is set forth on Schedule 2.01 opposite such Lender’s name under the heading “Revolving Commitment”, expressed as an amount representing the maximum possible aggregate amount of such Lender’s Revolving Exposure hereunder, as such commitment may be reduced or increased from time to time pursuant to this Agreement. The amount of the Lenders’ Revolving Commitment as of the Closing Date is $140,000,000. The aggregate amount of the Lenders’ Revolving Commitments as of the Amendment No. 1 Effective Date is $150,000,000.

(b) Section 1.01 of the Credit Agreement is hereby amended to add the following defined terms in proper alphabetical order:

“2025-1 Incremental Arranger” means Wells Fargo Securities, LLC.

“Amendment No. 1” means that certain Amendment No. 1 to Credit Agreement, dated as of November 21, 2025, among the Borrower, Texas Capital Bank, as the 2025-1 Incremental Revolving Lender and the Administrative Agent.

“Amendment No. 1 Effective Date” means November 21, 2025.

(c) Section 1.01 of the Credit Agreement is hereby amended by replacing the definition of “Arranger” with the following:

“Arranger” means (i) each Joint Lead Arranger in its capacity as a joint lead arranger and joint bookrunner and (ii) the 2025-1 Incremental Arranger.

(d) Schedule 2.01 to the Credit Agreement is hereby amended by adding thereto the information contained in Schedule I hereto.

Section 2. 2025-1 Incremental Revolving Commitments.

(a) Subject to the terms and conditions set forth herein, on the Amendment No. 1 Effective Date, the 2025-1 Incremental Revolving Lender agrees to provide, pursuant to Section 2.20 of the Credit Agreement, 2025-1 Incremental Revolving Commitments and to make Borrowings thereunder available to the Borrower on and following the Amendment No. 1 Effective Date in an aggregate principal amount not to exceed the amount set forth opposite its name on Schedule I hereto. The aggregate principal amount of the 2025-1 Incremental Revolving Commitments as of the Amendment No. 1 Effective Date is $10,000,000.

(b) The 2025-1 Incremental Revolving Commitments being provided pursuant to this Amendment shall constitute an increase to and shall be a part of the same Class of Commitments as the Revolving Commitments outstanding under the Credit Agreement immediately prior to giving effect to this Amendment for all purposes under the Amended Credit Agreement (as defined below) and the other Loan Documents.

(c) On the Amendment No. 1 Effective Date, after giving effect to the foregoing clauses (a) and (b), the aggregate Revolving Commitments (including the 2025-1 Incremental Revolving Commitments) will be $150,000,000.

(d) By executing and delivering this Amendment, the 2025-1 Incremental Revolving Lender confirms (and agrees) as follows: (i) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.01(a) or (b) of the Credit Agreement, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Amendment and the Amended Credit Agreement; (ii) it will independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Amended Credit Agreement; (iii) it appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Loan Documents as are delegated to the Administrative Agent, by the terms thereof, together with such powers as are reasonably incidental thereto and (iv) it will perform in accordance with their terms all the obligations which by the terms of the Amended Credit Agreement are required to be performed by it as a Lender thereunder.

(e) From and after the Amendment No. 1 Effective Date, the 2025-1 Incremental Revolving Lender party hereto shall be a “Lender” and a “Revolving Lender” for all purposes under the Amended Credit Agreement and the other Loan Documents and perform all the obligations of, and have all the rights of, a Lender and a Revolving Lender thereunder.

Section 3. Effectiveness and Funding.

(a) Effectiveness. Section 1 of this Amendment (solely as relates to the establishment of the 2025-1 Incremental Revolving Commitments), Section 2 of this Amendment and the 2025-1 Incremental Revolving Commitments shall become effective on the date on which (x) the Administrative Agent shall have received counterparts of this Amendment signed by the Borrower, the 2025-1 Incremental Revolving Lender, the Issuing Bank and the Swingline Lender and (y) the following additional conditions are satisfied (or waived by the 2025-1 Incremental Lender) (the first such date, the “Amendment No. 1 Effective Date”):

(i) KYC. The Administrative Agent and the 2025-1 Incremental Lender shall have received, by the Amendment No. 1 Effective Date, all documentation and other information required by regulatory authorities concerning the Loan Parties under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act and, with respect to the Borrower to the extent that it qualifies as a “legal entity customer” thereunder, the Beneficial Ownership Regulation, in each case, to the extent requested by the Administrative Agent in writing within a reasonable time period prior to the Amendment No. 1 Effective Date. The parties hereto hereby agree that the condition precedent set forth in this Section 3(a)(i) has been satisfied as of the Amendment No. 1 Effective Date.

(ii) Representations and Warranties. Each of the representations and warranties made by any Loan Party set forth in Article III of the Credit Agreement, Section 5 hereof or in any other Loan Document shall be true and correct in all material respects (without duplication of any materiality standard set forth in any such representation or warranty) on and as of the Amendment No. 1 Effective Date with the same effect as though made on and as of such date, except to the extent any such representation or warranty expressly relates to an earlier date, in which case, such representation or warranty shall have been true and correct in all material respects as of such earlier date (without duplication of any materiality standard set in any such representation or warranty).

(iii) No Default or Event of Default. No Default or Event of Default shall have occurred and be continuing or shall exist immediately after giving effect to this Amendment.

(iv) Fees. The 2025-1 Incremental Arranger shall have received the Upfront Fee (as defined below) and all reasonable out-of-pocket expenses required to be paid in connection with this Amendment shall have been paid.

Section 4. Fees. The Borrower agrees to pay (or cause to be paid) to the 2025-1 Incremental Arranger, for the account of the 2025-1 Incremental Revolving Lender, an upfront fee equal to 0.25% of the aggregate principal amount of the 2025-1 Incremental Revolving Commitments with respect to the Incremental Revolving Facility made available to the Borrower on the Amendment No. 1 Effective Date (the “Upfront Fee”).

You agree that, once paid, the fees or any part thereof earned, due and payable hereunder shall not be refundable under any circumstances (except as expressly provided herein or otherwise agreed in writing). All fees payable hereunder shall be paid in dollars in immediately available funds, shall not be subject to reduction by way of set off or counterclaim and shall be in addition to any reimbursement of all out-of-pocket expenses to the extent reimbursable hereunder. In addition, all fees shall be payable free and clear of and without deduction for any and all present or future applicable Taxes unless required by law, in which case such payment will be grossed up by you for the amount deducted, except (i) to the extent any such Taxes are imposed on or measured by net income (however denominated) as a result of any connection of the payee with the jurisdiction of such taxing authority (other than any connections arising from the execution, delivery and performance of this Agreement or from any transaction contemplated hereunder),

(ii) to the extent such Tax would not have been imposed (or would have been imposed but at a lower rate) but for the failure of the payee to provide forms or other information permitting such payments to be made without (or at a reduced rate of) withholding that are reasonably requested by the Borrower and that it is legally eligible to provide, or (iii) any U.S. federal withholding tax imposed on amounts payable to or for the account of such payee pursuant to a law in effect on the Amendment No. 1 Effective Date. The 2025-1 Incremental Arranger may, in its sole discretion, share all or a portion of any of the fees payable hereunder with any of the other Lenders or their affiliates. The agreements in this paragraph shall survive the closing of this Amendment.

Section 5. Representations and Warranties. The Borrower (on behalf of itself and each other Loan Party) hereby represents and warrants to the Administrative Agent, the 2025-1 Incremental Revolving Lender and the 2025-1 Incremental Arranger that, as of the Amendment No. 1 Effective Date:

(a) each of the representations and warranties made by the Borrower (on behalf of itself an each other Loan Party) set forth in Article III of the Credit Agreement, this Section 5 or the other Loan Documents are true and correct in all material respects (without duplication of any materiality standard set forth in any such representation or warranty) on and as of the Amendment No. 1 Effective Date with the same effect as though made on and as of such date, except to the extent that any such representation or warranty expressly relates to an earlier date, in which case, such representation or warranty shall have been true and correct in all material respects as of such earlier date (without duplication of any materiality standard set in any such representation or warranty); and

(b) no Default or Event of Default exists and is continuing, or would result from, the effectiveness of this Amendment.

Section 6. Counterparts. This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract, and shall become effective as provided in Section 3 hereof. This Amendment, the Amended Credit Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Amendment. The words “execute,” “execution,” “signed,” “signature,” “delivery” and words of like import in or related to this Amendment or any document, amendment, approval, consent, waiver, modification, information, notice, certificate, report, statement, disclosure, or authorization to be signed or delivered in connection with this Amendment or the transactions contemplated hereby shall be deemed to include Electronic Signatures or execution in the form of an Electronic Record, and contract formations on electronic platforms approved by the Administrative Agent, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act. Each party hereto agrees that any Electronic Signature or execution in the form of an Electronic Record shall be valid and binding on itself and each of the other parties hereto to the same extent as a manual, original signature. For the avoidance of doubt, the authorization under this Section 6 may include, without limitation, use or acceptance by the parties of a manually signed paper which has been converted into electronic form (such as scanned into PDF format), or an electronically signed paper converted into another format, for transmission, delivery and/or retention; provided that nothing herein shall require the Administrative Agent to accept Electronic Signatures in any form or format without its prior written consent and pursuant to procedures approved by it; provided, further, without limiting the foregoing, (i) to the extent the Administrative Agent has agreed to accept any Electronic Signature, the Administrative Agent and each of the Lenders shall be entitled to rely in good faith on such Electronic Signature purportedly given by or on behalf of the Borrower or any other Loan Party without further verification thereof and without any obligation to review the appearance or form of any such Electronic signature and (ii) upon the request of the Administrative Agent or any Lender, any Electronic Signature shall be promptly followed by a manually executed counterpart. Without limiting the generality of the foregoing, each party hereto hereby (A) agrees that, for all purposes, including without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Administrative Agent, the Lenders and any of the Loan Parties, electronic images of this Amendment (including with respect to any signature pages thereto) shall have the same legal effect, validity and enforceability as any paper original, and (B) waives any argument, defense or right to contest the validity or enforceability of this Amendment based solely on the lack of paper original copies of the Amendment, including with respect to any signature pages thereto.

Section 7. Governing Law; Jurisdiction; Consent to Service of Process; Waiver of Jury Trial.

(a) THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

(b) Sections 9.09(b), 9.09(c), 9.09(d) and 9.10 of the Credit Agreement are hereby incorporated by reference, mutatis mutandis.

Section 8. Continuing Effect; No Other Amendments or Waivers; Miscellaneous. This Amendment shall not constitute an amendment or waiver of any provision of the Credit Agreement or the other Loan Documents except as expressly stated herein and shall not be construed as an amendment or waiver of, or consent to, any action on the part of the Loan Parties that would require an amendment or waiver from, or consent of, the Administrative Agent or the Lenders except as expressly stated herein. Except as expressly amended or waived hereby, the provisions of the Credit Agreement and the other Loan Documents are and shall remain in full force and effect in accordance with their terms. This Amendment shall constitute a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents. This Amendment shall not constitute a novation of the Credit Agreement or any other Loan Document.

Section 9. Indemnification. The benefits of Section 9.03 of the Credit Agreement hereby apply to the 2025-1 Incremental Arranger and this Amendment mutatis mutandis.

Section 10. Effect of Amendment. On and after the Amendment No. 1 Effective Date, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import referring the Credit Agreement, and each reference in each of the other Loan Documents to “the Credit Agreement,” “thereunder,” “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Amended Credit Agreement.

Section 11. Reaffirmation. The Borrower (on behalf of itself and each other Loan Party) hereby expressly acknowledges the terms of this Amendment and reaffirms, as of the date hereof, (i) its covenants and agreements contained in each Loan Document to which it is a party, including, in each case, such covenants and agreements as in effect immediately after giving effect to this Amendment and the transactions contemplated hereby and (ii) its guarantee (if applicable) of the Obligations under the Collateral Agreement, and its prior grant and the validity of Liens on the Collateral granted by it to secure the Obligations pursuant to the Security Documents to which it is a party, with all such Liens continuing in full force and effect after giving effect to this Amendment.

[Remainder of Page Intentionally Left Blank; Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

YELLOWSTONE BORROWER, LLC, as the Borrower

By:	/s/ Kevin Messerle
Name: Kevin Messerle
Title: Treasurer

[Signature Page to Amendment No. 1]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent, Swingline Lender and Issuing Bank

By:	/s/ M. Bryan Funderburg
Name:	M. Bryan Funderburg
Title:	Vice President

[Signature Page to Amendment No. 1]

TEXAS CAPITAL BANK, as 2025-1 Incremental Revolving Lender

By:	/s/ Robert Smith
Name:	Robert Smith
Title:	Managing Director

[Signature Page to Amendment No. 1]

Schedule I

2025-1 Incremental Revolving Lender	2025-1 Incremental Revolving Commitments
Texas Capital Bank	$10,000,000.00

TOTAL	$10,000,000.00